UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         -------------------------------

                                   FORM 8-K/A

                         -------------------------------

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


     August 11, 1998                                          0-14871
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(Date of earliest report)                             (Commission File Number)


                             ML MEDIA PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)


           New York                                            13-3221085
---------------------------------                       ----------------------
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                       Identification Number)




       World Financial Center, South Tower, New York, New York 10080-6108
       ------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                 (212) 236-6577
            --------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)



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Item 5. Other Events
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On August 11, 1998, Registrant (the "Registrant") entered into a stock purchase agreement (the "Agreement") with Chancellor Media Corporation of Los Angeles ("Chancellor") pursuant to which Registrant agreed to sell the stock of Wincom Broadcasting Corporation ("Wincom") for $51,250,000. Wincom owns all of the outstanding stock of Win Communications, Inc. ("WIN"), which owns and operates radio station WQAL-FM in Cleveland, Ohio. The purchase price is subject to adjustment based on the working capital of WIN as of the closing date. The closing is subject to various conditions, including FCC approval (which was granted on November 24, 1998) becoming a final order. Under the terms of the Agreement, the closing will not occur earlier than January 4, 1999 and, at closing, an escrow account will be established with respect to indemnification claims that may be made by Chancellor for a period of two years after the closing.

In connection with the Agreement, WIN and Chancellor entered into a Time Brokerage Agreement, pursuant to which WIN will make substantially all of the time on the station available to Chancellor in exchange for a monthly payment by Chancellor to WIN.




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                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             ML MEDIA PARTNERS, L.P.

                                             By:  Media Management Partners,
                                                  General Partner

                                             By:  RP Media Management,
                                                  General Partner

                                             By:  IMP Media Management,
                                                  Inc.


Dated November 25,1998                       By:  s/Elizabeth McNey Yates
                                                  -----------------------
                                                  Elizabeth McNey Yates
                                                  Vice President


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